AMENDMENT TO
                            ADMINISTRATION AGREEMENT


         This Amendment dated as of _________, 1998, is entered into by FORWARD FUNDS, INC. (the "Fund") and FIRST DATA INVESTOR SERVICES GROUP, INC. ("Investor Services Group").

         WHEREAS, the Fund and Investor Services Group have entered into an Administration Agreement dated as of April 1, 1998 (the "Agreement"); and

         WHEREAS, the Fund and Investor Services Group wish to amend the Agreement to add new investment portfolios of the Fund to Schedule A of the Agreement;

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

         I. Schedule A to the Agreement is hereby deleted in full and replaced with the attached Schedule A.

         II. Except to the extent amended hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first written above.

                                           FORWARD FUNDS, INC.



                                           By: __________________________


                                           FIRST DATA INVESTOR SERVICES
                                           GROUP, INC.



                                           By: __________________________

                                   SCHEDULE A

                               LIST OF PORTFOLIOS

                                 The Global Fund
                              The Money Market Fund
                          The International Equity Fund
                                 The Equity Fund
                              The Global Bond Fund
                       The Small Capitalization Stock Fund